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                                       Nicklebys International Auctions


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                                                Nicklebys International Auctions


Dali's Divine Comedy   Nicklebys has over 28 years of experience in the fine
--------------------   art, antique and collectibles business. We are
Contemporary           certified personal property appraisers and a member of
------------           the Certified Appraisers Guild of America (CAGA).
Modern Masters         All items are authenticated and come with a certified
--------------         appraisal.
Original Paintings
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Antique Art
-----------            We offer a 14-day money-back, no questions asked,
Southwest Art          guarantee.
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Sculpture
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Antiques/Collectibles  Nicklebys is proud to recommend a wonderful source
---------------------  of vintage and collectible posters at Poster Alley.
Jewelry                                                      ------------
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Gems & Minerals
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Decorative Arts
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Wholesale
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Art Books
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Main            (FINE ART PICTURE)    (FINE ART PICTURE)   (FINE ART PICTURE)
----            Garden of Eden        Roma                   Hudson
Register        Auction starting at   Auction starting at    Auction starting at
--------        $4500.00              $2000.00               $200.00
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